ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route One	1 Penn Plaxa
Iselin, New Jersey 08830	36th Floor,
732. 855.9600	New York, NY 10119
Fax:732.855.9559	212.786.7510
www.acsbco.com

The Board of Directors
Universal Travel Group.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-3 for Universal Travel Group of our report dated March 3, and May 2, 2009, relating to the financial statements of Universal Travel Group. as of December 31, 2008, 2007  and March 31, 2009,  and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2008 and for three months ended March 31, 2009, which appears in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Respectfully submitted,

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
New York, N.Y.
August 4, 2009

New York	•	New Jersey	•	Cayman Islands